As filed with the Securities and Exchange Commission on May 17, 2006

Securities Act Registration No. 333-_______

Exchange Act File No. 001-31539

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

St. Mary Land & Exploration Company

(Exact name of registrant as specified in its charter)

Delaware	41-0518430
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

1776 Lincoln Street, Suite 700

Denver, Colorado 80203

(Address of Principal Executive Offices) (Zip Code)

St. Mary Land & Exploration Company 2006 Equity Incentive Compensation Plan

(Full title of the plan)

Mark A. Hellerstein

Chairman of the Board of Directors, President and Chief Executive Officer

St. Mary Land & Exploration Company

1776 Lincoln Street, Suite 700

Denver, Colorado 80203

(Name and address of agent for service)

(303) 861-8140

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.01 par value (1)	2,600,225 shares	$37.63(2)	$97,846,466.75	$10,469.57(3)(4)

_______________

(1)

Includes associated stock purchase rights under the registrant’s shareholder rights plan adopted on July 15, 1999, as amended, that are deemed to be delivered with each share of common stock issued by the registrant and currently are not separately transferable apart from the common stock.

(2)

Solely for the purpose of computing the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, the price shown is based upon the price of $37.63 per share, which is the average of the high and low selling prices for the registrant’s common stock as reported on the New York Stock Exchange on May 16, 2006.

(3)	Calculated under Section 6(b) of the Securities Act of 1933 as 0.000107 of $97,846,466.75.

(4)

Of the total of 2,600,225 shares registered under this Registration Statement, a total of 579,351 shares were previously registered under a Registration Statement on Form S-8 (Registration No. 333-106438) of St. Mary Land & Exploration Company filed on June 25, 2003 (the “Prior S-8 Registration Statement”), and the balance of the shares are newly registered shares. Such 579,351 shares (the “Carried Forward Shares”) have not been offered or sold pursuant to the Prior S-8 Registration Statement. Pursuant to Rule 457(p), the registration fee of $10,469.57 for this Registration Statement is offset by a registration fee of $1,268.76 previously paid by St. Mary Land & Exploration Company for the Prior S-8 Registration Statement with respect to the Carried Forward Shares.

EXPLANATORY NOTE

The St. Mary Land & Exploration Company 2006 Equity Incentive Compensation Plan shall serve as the successor to the St. Mary Land & Exploration Company Stock Option Plan, the St. Mary Land & Exploration Company Incentive Stock Option Plan, the St. Mary Land & Exploration Company Restricted Stock Plan and the St. Mary Land & Exploration Company Non-Employee Director Stock Compensation Plan (collectively, referred to as the Predecessor Plans), and no further grants shall be made under the Predecessor Plans from and after the effective date of the St. Mary Land & Exploration Company 2006 Equity Incentive Compensation Plan. The St. Mary Land & Exploration Company 2006 Equity Incentive Compensation Plan covers a stated total of 2,000,000 shares of common stock, plus 600,225 remaining shares of common stock available under the Predecessor Plans.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the of St. Mary Land & Exploration Company 2006 Equity Incentive Compensation Plan as specified by Rule 428(b)(1) under the Securities Act of 1933. Those documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the registrant with the U.S. Securities and Exchange Commission are incorporated by reference in this registration statement:

(1)	The registrant’s Annual Report on Form 10-K for the year ended December 31, 2005;

(2)	The registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006;

(3)

The registrant’s Current Reports on Form 8-K filed on January 30, 2006, February 24, 2006, March 13, 2006, April 7, 2006, April 21, 2006, April 25, 2006 and May 4, 2006 (in each case, except for information furnished pursuant to Item 2.02 or Item 7.01 thereof); and

(4)

The description of the registrant’s common stock, par value $0.01, contained in the registrant’s Registration Statement on Form 8-A filed on November 12, 2002, including any amendment or report filed for the purpose of updating such description.

All documents filed by the registrant subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters any securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies and supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

1

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law contains provisions for the indemnification and insurance of directors, officers employees and agents of a Delaware corporation against liabilities which they may incur in their capacities as such. Those provisions have the following general effects:

(a)           A Delaware corporation may indemnify a person who is or was a director, officer, employee or agent of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding (other than an action by or in the right of the corporation) if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

(b)           A Delaware corporation may indemnify a person who is or was a director, officer, employee or agent of the corporation in an action or suit by or in the right of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation (except under certain circumstances).

(c)           A Delaware corporation must indemnify a present or former director or officer against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with any action, suit or proceeding to the extent that such person has been successful on the merits or otherwise in defense of the action, suit or proceeding.

(d)           A Delaware corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against liability asserted against such person and incurred by such person in any such capacity or arising from such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the Delaware General Corporation Law.

The registrant’s certificate of incorporation and by-laws contain provisions to the general effect that the registrant shall, to the fullest extent permitted by the Delaware General Corporation Law, indemnify any person who is or was a director or officer of the registrant against liabilities which such person may incur in such person’s capacities as such. In addition, pursuant to Section 102(b)(7) of the Delaware General Corporation Law, the registrant’s certificate of incorporation provides that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

(a)           for any breach of the director’s duty of loyalty to the corporation or its stockholders;

2

(b)           for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(c)           under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends or stock repurchases); or

(d)	for any transaction from which the director derived an improper personal benefit.

The registrant also maintains directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are furnished as part of this registration statement:

Exhibit No.	Description

4.1

St. Mary Land & Exploration Company Shareholder Rights Plan adopted on July 15, 1999 (filed on October 4, 1999 as Exhibit 4.1 to the registrant’s Quarterly Report on Form 10-Q/A for the quarter ended June 30, 1999 and incorporated herein by reference)

4.2

First Amendment to Shareholder Rights Plan dated March 15, 2002 as adopted by the Board of Directors on July 19, 2001 (filed on March 19, 2002 as Exhibit 4.2 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference)

4.3

Second Amendment to Shareholder Rights Plan dated effective as of April 24, 2006 (filed on April 25, 2006 as Exhibit 10.1 to the registrant’s Current Report on Form 8-K and incorporated herein by reference)

5.1*	Opinion of Ballard Spahr Andrews & Ingersoll, LLP
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)
23.3*	Consent of Ryder Scott Company, L.P.
23.4*	Consent of Netherland, Sewell & Associates, Inc.
24.1*	Power of Attorney (included in signature page hereof)
99.1*	St. Mary Land & Exploration Company 2006 Equity Incentive Compensation Plan

____________________________

* Filed herewith.

3

Item 9. Undertakings.

(a)	Rule 415 Offering. The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or  15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

4

(c)           Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision or arrangement whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 17, 2006.

ST. MARY LAND & EXPLORATION COMPANY

By: /S/ MARK A. HELLERSTEIN

Mark A. Hellerstein,
Chairman of the Board of Directors,
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby authorizes, constitutes and appoints Mark A. Hellerstein and David W. Honeyfield his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, and each with full power to act alone, for the undersigned and in his or her own name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and other amendments thereto) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing as the undersigned could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ MARK A. HELLERSTEIN Mark A. Hellerstein	Chairman of the Board of Directors, President and Chief Executive Officer	May 17, 2006
/S/ DAVID W. HONEYFIELD David W. Honeyfield	Vice President – Chief Financial Officer, Secretary and Treasurer	May 17, 2006
/S/ GARRY A. WILKENING Garry A. Wilkening	Vice President – Administration and Controller	May 17, 2006

6

/S/ BARBARA M. BAUMANN Barbara M. Baumann	Director	May 17, 2006
/S/ LARRY W. BICKLE Larry W. Bickle	Director	May 17, 2006
/S/ THOMAS E. CONGDON Thomas E. Congdon	Director	May 17, 2006
/S/ WILLIAM J. GARDINER William J. Gardiner	Director	May 17, 2006
/S/ JOHN M. SEIDL John M. Seidl	Director	May 17, 2006
/S/ WILLIAM D. SULLIVAN William D. Sullivan	Director	May 17, 2006

7